UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	May 1, 2013

Alterra Capital Holdings Limited
__________________________________________
(Exact name of registrant as specified in its charter)

Bermuda	000-33047	98-0584464
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

Alterra House, 2 Front Street, Hamilton, Bermuda		HM 11
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	(441) 295-8800

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 2.01 Completion of Acquisition or Disposition of Assets.

On May 1, 2013, the acquisition of Alterra Capital Holdings Limited ("Alterra") by Markel Corporation ("Markel") pursuant to the Agreement and Plan of Merger between Alterra, Markel and Commonwealth Merger Subsidiary Limited, dated as of December 18, 2012, was completed (the "Acquisition"). Alterra common shares ceased trading before the opening of trading on the Nasdaq Stock Market on May 1, 2013. As a result of the Acquisition, all issued and outstanding Alterra common shares automatically converted into the right to receive (a) 0.04315 validly issued, fully paid and nonassessable shares of Markel voting common stock, without par value, together with any cash paid in lieu of fractional shares, and (b) $10.00 in cash, without interest.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Alterra Capital Holdings Limited

May 3, 2013	By:	Joseph W. Roberts

Name: Joseph W. Roberts
Title: Executive Vice President and Chief Financial Officer